                                                                    EXHIBIT 4.11


                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            ADVANCE ROSS CORPORATION

         ADVANCE ROSS CORPORATION (the "Corporation"), a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (the "Act") does hereby certify:

         1. In accordance with the provisions of Section 242 of the Act, an amendment to the Restated Certificate of Incorporation of this Corporation has been duly adopted by the affirmative vote of the holders of a majority of the Corporation's outstanding common stock in accordance with Section 222 of the Act, said amendment having been previously approved and deemed advisable by the Board of Directors of the Corporation with the direction that said amendment be considered at the next annual meeting of the stockholders.

         2. Said amendment amends the first paragraph of Article FOURTH of the Restated Certificate of Incorporation of this Corporation so that, as amended, said first paragraph of Article FOURTH in its entirety, shall read as follows:

                          "FOURTH. The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 13,200,000 shares, of which 200,000 shares shall be shares of 5% Cumulative Preferred Stock of the par value of Twenty-Five Dollars ($25.00) each ("5% Cumulative Preferred Stock"), 1,000,000 shares shall be Preferred Stock of the par value of One Dollar ($1.00) each ("Preferred Stock $1.00 Par"), and 12,000,000 shares shall be shares of Common Stock of the par value of One Cent ($.01) each ("Common Stock")."

         IN WITNESS WHEREOF, said ADVANCE ROSS CORPORATION has caused this Certificate of Amendment of Restated Certificate of Incorporation to be signed by PAUL G. YOVOVICH, its President, and attested by CONSTANCE SCHIRMER, its Secretary, this 23rd day of June, 1994.
                -----
                                        ADVANCE ROSS CORPORATION


                                        By: /s/ PAUL G. YOVOVICH
                                            -------------------------------
                                            PAUL G. YOVOVICH, President

ATTEST:


By: /s/ CONSTANCE SCHIRMER
    -------------------------------
    CONSTANCE SCHIRMER, Secretary